Exhibit 23.1.

                          INDEPENDENT AUDITOR'S CONSENT


We do hereby consent to the use of our audit report dated January 19, 2005 on the financial statements of National Healthcare Technology, Inc. (a Colorado corporation) for the year ended September 30, 2004 included in the Company's Annual Report on Form 10-KSB for the year ended September 30, 2004 which is included by reference in the Company's Registration Statement on Form S-8 dated July 28, 2005.


July 28, 2005

/s/ Lopez, Blevins, Bork & Associates, LLP
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Lopez, Blevins, Bork & Associates, LLP